As filed with the Securities and Exchange Commission on September 27, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMBOW EDUCATION HOLDING LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18th Floor, Building A, Chengjian Plaza, No.18,

BeiTaiPingZhuang Road, Haidian District, Beijing 100088

People’s Republic of China

Telephone: +86 (10) 6206-8000

(Address, including zip code, and telephone number, of principal executive offices)

AMBOW EDUCATION HOLDING LTD. 2010 EQUITY INCENTIVE PLAN

AMBOW EDUCATION HOLDING LTD. 2005 STOCK PLAN

(Full title of the plans)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carmen Chang, Esq.

Michelle W. Edwards, Esq.

Richard A. Kline, Esq.

Wilson Sonsini Goodrich & Rosati, P. C.

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be Registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration fee
Class A Ordinary Shares, par value $0.0001 per share (3)	29,000,000	$4.90 (5)	$142,100,000	$10,131.73
Class A Ordinary Shares, par value $0.0001 per share (4)	18,497,585	$2.42 (6)	$44,764,155.70	$3,191.68
Total	47,497,585	N/A	$186,864,155.70	$13,323.41

(1)	The Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”), of Ambow Education Holding Ltd. (the “Registrant”) registered hereunder may be represented by American Depositary Shares (“ADSs”), each of which represents two Class A Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Class A Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-168238).
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of shares of the Registrant’s Class A Ordinary Shares that become issuable under the applicable plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of the Registrant’s Class A Ordinary Shares.
(3)	Class A Ordinary Shares available for issuance under the 2010 Equity Incentive Plan with respect to future awards. The maximum aggregate number of the Registrant’s ordinary shares that may be issued under the 2010 Equity Incentive Plan is 19,000,000 Class A Ordinary Shares plus (i) any shares that, as of the completion of the Registrant’s initial public offering, had been reserved but not issued pursuant to awards granted under the Registrant’s 2005 Stock Plan and are not subject to any awards granted thereunder, and (ii) any shares subject to awards granted under the 2005 Stock Plan that expire or otherwise terminate without having been exercised in full, and shares issued pursuant to awards granted under the 2005 Stock Plan that are forfeited to or repurchased by the Registrant, with the maximum number of shares to be added to the 2010 Equity Incentive Plan pursuant to clauses (i) and (ii) above equal to 10,000,000 Class A Ordinary Shares. In addition, the 2010 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the Registrant’s 2011 fiscal year, equal to the least of: (i) 5% of the Registrant’s outstanding ordinary shares on the last day of the immediately preceding fiscal year, (ii) 25,000,000 Class A Ordinary Shares, or (iii) such lesser number as the Registrant’s board of directors may determine.
(4)	Class A Ordinary Shares issuable upon the conversion of 18,497,585 Class B Ordinary Shares, par value $0.0001 per share, that are issuable upon the exercise of outstanding options granted under the 2005 Stock Plan and are convertible into Class A Ordinary Shares at the option of the holder.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price is based on US$9.80 per ADS (the average of the high and low prices of the Registrant’s ADSs as reported on the New York Stock Exchange on September 24, 2010), or US$4.90 per Class A Ordinary Share.
(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share of US$2.42 is the weighted average exercise price of outstanding options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s final prospectus for the Registrant’s initial public offering filed with the SEC pursuant to Rule 424(b) under the Securities Act on August 5, 2010, which includes audited financial statements for the Registrant’s fiscal year ended December 31, 2009;

(b)	The Registrant’s Registration Statement on Form F-6 (No. 333-168238) filed with the SEC on July 21, 2010; and

(c)	The description of the Registrant’s Class A Ordinary Shares and ADSs contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34824) filed with the SEC on July 20, 2010, which incorporates by reference from the Registrant’s Registration Statement on Form F-1 (File No. 333-168096) originally filed with the SEC on July 14, 2010, the description of the Registrant’s Class A Ordinary Shares and ADSs included under the headings “Description of share capital,” “Description of American depositary shares” and “Taxation.”

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s Fourth Amended and Restated Articles of Association provide for indemnification of officers and directors out of the assets of the Registrant from and against all liability, actions, proceedings, claims, demands, costs, damages and expenses which they or any of them shall or may incur in their capacities as such, except through their own actual fraud or willful default.

The Registrant has entered or intends to enter into indemnification agreements with each of its directors and executive officers whereby it agrees to indemnify them against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, and incorporated by reference into, this Registration Statement.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on September 27, 2010.

AMBOW EDUCATION HOLDING LTD.

By:	/S/ DR. JIN HUANG
Dr. Jin Huang
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Dr. Jin Huang and Paul Chow, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or her or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ DR. JIN HUANG	President, Chief Executive Officer and Chairman of the Board of Directors	September 27, 2010
Dr. Jin Huang	(Principal Executive Officer)

/S/ PAUL CHOW	Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2010
Paul Chow

/S/ XUEJUN XIE	Director	September 27, 2010
Xuejun Xie

/S/ MARK ROBERT HARRIS	Director	September 27, 2010
Mark Robert Harris

Signatures	Title	Date

/S/ LISA LO	Director	September 27, 2010
Lisa Lo

/S/ DANIEL PHILLIPS	Director	September 27, 2010
Daniel Phillips

/S/ TAO SUN	Director	September 27, 2010
Tao Sun

/S/ SHASHA CHANG	Director	September 27, 2010
Shasha Chang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement on September 27, 2010.

By:	/S/ DR. JIN HUANG
Name:	Dr. Jin Huang
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Documents

4.1	Registrant’s Form of American Depositary Receipt filed as Exhibit A to the Form of Deposit Agreement filed as Exhibit (a) to the Registrant’s Registration Statement on Form F-6 filed on July 21, 2010 (File No. 333- 168238) and incorporated herein by reference.

4.2	Registrant’s Form of Certificate for Class A Ordinary Shares filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 filed on July 14, 2010 (File No. 333-168096) and incorporated herein by reference.

4.3	Registrant’s Form of Deposit Agreement filed as Exhibit (a) to the Registrant’s Registration Statement on Form F-6 filed on July 21, 2010 (File No. 333-168238) and incorporated herein by reference.

4.4	2005 Stock Plan and Amendment No.1 to the 2005 Stock Plan filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 filed on July 14, 2010 (File No. 333-168096) and incorporated herein by reference.

4.5	2010 Equity Incentive Plan filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 filed on July 14, 2010 (File No. 333-168096) and incorporated herein by reference.

5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the Class A Ordinary Shares being registered.

23.1	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Independent Registered Public Accounting Firm.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).